Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
APRIL 3, 2012

CHESAPEAKE MIDSTREAM PARTNERS, L.P. ANNOUNCES
2012 FIRST QUARTER FINANCIAL RESULTS RELEASE
DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, APRIL 3, 2012 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) has scheduled its 2012 first quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, May 8, 2012.  The Partnership has also scheduled a conference call to discuss the results for Wednesday, May 9, 2012 at 9:00 a.m. EDT.

The telephone number to access the conference call is 719-325-4815 or toll-free 877-545-1409.  The passcode for the call is 8233842.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on May 9, 2012 through 12:00 p.m. EDT on May 23, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 8233842.  The conference call will also be webcast live on the Internet and can be accessed by going to the Chesapeake Midstream Partners website at www.chkm.com in the “Events” subsection of the “Investors” section of the website.  An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. (NYSE:CHKM) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACT:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154